Exhibit 1.01

Lockheed Martin Corporation
Conflict Minerals Report
For the Year Ended December 31, 2018
Introduction
This Conflict Minerals Report (the “Report”) was prepared by Lockheed Martin Corporation (hereinafter referred to as the “Company,” “we,” “us,” or “our”) pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended. The term “Conflict Minerals” is defined in the Rule and refers to gold and columbite-tantalite (coltan), cassiterite, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten (the “Conflict Minerals” or “3TG”). The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products containing Conflict Minerals that are necessary to the functionality or production of those products if the company has reason to believe that the Conflict Minerals may have originated in the Democratic Republic of the Congo and the adjoining countries of Angola, Burundi, the Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia (the “Covered Countries”).
Company and Product Overview
We are a global security and aerospace company principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services. We also provide a broad range of management, engineering, technical, scientific, logistics, system integration and cybersecurity services. We operate in the following four business segments: Aeronautics, Missiles and Fire Control (MFC), Rotary and Mission Systems (RMS) and Space. We organize our business segments based on the nature of the products and services offered:

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Aeronautics is engaged in the research, design, development, manufacture, integration, sustainment, support and upgrade of advanced military aircraft, including combat and air mobility aircraft, unmanned air vehicles and related technologies.

•
MFC provides air and missile defense systems; tactical missiles and air-to-ground precision strike weapon systems; logistics; fire control systems; mission operations support, readiness, engineering support and integration services; manned and unmanned ground vehicles and energy management solutions.

•
RMS provides design, manufacture, service and support for a variety of military and commercial helicopters; ship and submarine mission and combat systems; mission systems and sensors for rotary and fixed-wing aircraft; sea and land-based missile defense systems; radar systems; the Littoral Combat Ship (LCS); simulation and training services; and unmanned systems and technologies. In addition, RMS supports the needs of government customers in cybersecurity and delivers communications and command and control capabilities through complex mission solutions for defense applications.

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Space is engaged in the research, design, development, engineering and production of satellites, space transportation systems and strategic, advanced strike, and defensive systems. Space provides network-enabled situational awareness and integrates complex space and ground global systems to help our customers gather, analyze and securely distribute critical intelligence data. Space is also responsible for various classified systems and services in support of vital national security systems.

Covered Products
We conducted an analysis of the products that we manufacture, or contract to be manufactured, and found that 3TG are in substantially all our products (and generally are required for their functionality or production as specified under the Rule) included in the Company and Product Overview. These products are collectively referred to in this Report as the “Covered Products.” 3TG is not included in the services we provide to our customers.

Supply Chain Description
Our business depends on an extensive global network of suppliers to provide the materials, parts and services to make our final products. As a downstream company, generally there are multiple tiers between us and our suppliers and the source of raw materials that enter the manufacturing process. The composition of our supply chain makes it challenging to identify the origin of 3TG used in our products. Therefore, we must rely on our direct suppliers to work with their upstream suppliers to provide us with accurate information (e.g., through the reasonable country of origin inquiry described below) about the origin of 3TG in the materials and parts that we purchase.
Reasonable Country of Origin Inquiry (RCOI)
The elements of our RCOI were: (i) identification of relevant suppliers, (ii) data collection and (iii) assessment of data to determine whether further due diligence was required.
In 2018, we conducted business with approximately 15,700 active suppliers from 57 countries. Because of the complexity and size of our supply chain, we developed a risk-based approach that focused on a subset of our major direct suppliers identified as manufacturers (the “Suppliers”). The Suppliers represented more than 90 percent of our purchase order commitments in 2018. Our 2018 RCOI process considered majority-owned affiliates.
We collected information from the Suppliers using the Conflict Minerals Reporting Template (CMRT) developed by the Responsible Minerals Initiative (RMI). The CMRT includes questions regarding a direct supplier’s conflict-free policy, its due diligence process and information about its supply chain such as the names and locations of smelters and refiners and the origin of 3TG used by those facilities. During 2018, we used a web-based survey tool to expedite supplier input and our management of the large number of survey responses.
Based on the RCOI, we do not have sufficient information from the Suppliers to determine the source of the necessary 3TG contained in our products. Accordingly, we conducted due diligence on the source and chain of custody of 3TG in our products.
Design of Conflict Minerals Program
As required by the Rule, we conducted due diligence on the source and chain of custody of the necessary 3TG contained in the Covered Products. Our due diligence program is designed to conform, in all material respects, with the internationally recognized framework presented by the Organisation for Economic Cooperation and Development (OECD) in the publication OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing (OECD Guidance) and the related supplements for 3TG.
Description of Due Diligence Steps Performed
The due diligence steps we performed are set forth below according to the five-step framework established by the OECD:
OECD Step 1: Establish Strong Company Management Systems
Conflict Minerals Policy
We have a Conflict Minerals policy statement related to our commitment to responsible sourcing of materials for our products and our establishment of a compliance plan that is designed to follow the OECD framework. This statement is available on our website.
Internal Management Systems
We have a management structure to support supply chain due diligence related to Conflict Minerals. This includes: (1) an executive steering committee led by our vice president and controller and vice president and supply chain council chair; (2) a supply chain council, comprised of supply chain leaders from each of our four business segments; and (3) a multidisciplinary conflict minerals working group comprised of representatives from engineering, finance, legal, sustainability, contracts, communications and each of our four business segments. We brief management about the Company’s practices with respect to 3TG due diligence and supply chain.

Supply Chain Controls System
We participate with other manufacturers in the Aerospace and Defense sector in the following industry-wide groups and initiatives: the Aerospace Industries Association (AIA) Conflict Minerals Working Group (CMWG), the National Association of Manufacturers (NAM) Conflict Minerals Task Force, and the Responsible Business Alliance (RBA) / Responsible Minerals Initiative (RMI).
We have a records retention policy that requires us to maintain records related to our Report (as one of our filings with the Securities and Exchange Commission).
Supplier Engagement
Our Supplier Code of Conduct includes information regarding responsible sourcing of materials. We provide our Supplier Code of Conduct to suppliers through our new purchase orders and we maintain a Suppliers page on our website that includes the Supplier Code of Conduct.
As an element of our supplier engagement, we provided the Suppliers with a message from the vice president and controller and vice president and supply chain council chair about the Conflict Minerals Rule and our expectations of how our suppliers should help us to comply with these requirements. In addition to background information regarding the Conflict Minerals Rule, we provided an explanation as to why they were being contacted, how the Rule may impact them, and actions they need to take. The message also included a point of contact email address at Lockheed Martin and links to our Conflict Minerals Policy Statement and prior Conflict Minerals reports.

Grievance Mechanism
We have an ethics helpline and dedicated ethics and conflict minerals e-mail addresses that provide employees and suppliers with a mechanism to ask questions or report concerns. This information is available on our website. Our ethics helpline information was included in our annual ethics letter to suppliers.
OECD Step 2: Identify and Assess Risks in the Supply Chain
We provide financial support to the RBA and RMI, an industry initiative that audits smelters’ and refiners’ due diligence activities. As a downstream company, these initiatives give us access to information to be able to conduct risk assessment at the upstream level.
We reviewed the responses we received to the CMRT that we distributed to the Suppliers. Unresponsive Suppliers were issued follow-up requests and were categorized accordingly in our records. Survey responses were reviewed for completeness and red flags. Additional follow-up inquiries were conducted.
OECD Step 3: Design and Implement a Strategy to Respond to Identified Risks
We have a risk management plan to address concerns that a supplier may be providing us with products that contain 3TG sourced from the Covered Countries.
If a supplier indicates that it directly or indirectly sources 3TG from the Covered Countries, we request additional information. If it is confirmed that a supplier provides products or parts for Covered Products that contain 3TG sourced from the Covered Countries, we request confirmation from the supplier that the sources in the Covered Countries are validated as conflict-free.
OECD Step 4: Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices
We do not perform or direct audits of 3TG smelters or refiners. We rely on audits conducted by third parties through our membership in the RMI and supplier self-disclosures of certification status. In 2018, we contributed to the RMI Smelter Audit Fund, which pays the costs of a smelter and refiner’s first Responsible Minerals Assurance Process (RMAP) audit and conflict-free validation. This contribution was directed to pay for the audits of RMI “active list” smelters.
OECD Step 5: Report Annually on Supply Chain Due Diligence
During 2018, we filed our 2017 conflict minerals report with the SEC and posted that report to our website. This Report constitutes our 2018 annual report on our Conflict Minerals due diligence, and will also be available on our website at: http://www.lockheedmartin.com/content/dam/lockheed-martin/eo/documents/suppliers/conflict-minerals-cmr-2018.pdf and filed with the SEC.

Results of Our Due Diligence Measures
Description of facilities used to process 3TG; information on country of origin and efforts to determine mine or location of origin
As previously discussed, we found that 3TG are in substantially all our Covered Products and requested that the Suppliers complete the CMRT to determine the facilities used to process 3TG, the country of origin of the 3TG and the mines or locations of origin of the 3TG in our supply chain. The majority of the Suppliers who responded to our CMRT indicated in their response that the information provided was at a company or divisional level and did not include a list of smelters.
A minority of responses listed specific smelters and mines, with such responses collectively identifying 300 smelters and 64 mines (and in some cases the location of such mines) from which suppliers sourced 3TG. Of these smelters:

•	The RSI Smelter Database has recognized 296 of the 300 total smelters as 3TG smelters, and such recognized smelters are listed in Appendix A.

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Of the 296 recognized smelters listed in Appendix A, 254 were validated as conformant under the Responsible Minerals Assurance Process in 2019. However, we cannot confirm which of these smelters, if any, provided 3TG that may be contained in our products, as we are unable to determine the upstream chain of custody of raw materials in our supply chain.

The survey data also identified 81 suppliers within the Suppliers who indicated that they used smelters or mines from the Covered Countries that were included in their supply chain but stated that they sourced from multiple smelters and mines and did not disclose a full product line that would enable us to tie a specific mine to one of our Covered Products.
During 2018, we did not identify any instance where it was necessary to implement risk mitigation efforts, suspend trade or disengage with one of the Suppliers. Because information was generally provided at a company or divisional level and was not tied to specific Covered Products, we did not have sufficient information to identify the facilities that sourced 3TG included in our Covered Products, or to identify the country of origin of such 3TG.
Steps We Have Taken, or Will Take, Since December 31, 2018 to Mitigate Risk that Conflict Minerals Benefit Armed Groups
Lockheed Martin supports the objective of preventing armed groups in the Covered Countries from benefiting from the sourcing of Conflict Minerals from that region. We are committed to responsible sourcing of materials for our products, including the sourcing of Conflict Minerals, and we expect that our suppliers are likewise committed to responsible sourcing. We expect our suppliers to take steps to determine if their products contain Conflict Minerals and if so, implement supply chain due diligence processes to identify sources of these minerals and support efforts to eradicate the use of Conflict Minerals which directly or indirectly finance or benefit armed groups in the Covered Countries. Accordingly, we intend to take the following steps to further mitigate the risk that the 3TG in our products finance or benefit armed groups in the Covered Countries:

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Continue to reference the Lockheed Martin Supplier Code of Conduct and reference the Defense Industry Initiative Supplier Code of Conduct in new purchase orders and direct suppliers to our Conflict Minerals Policy Statement and web page.

•	Survey suppliers representing greater than 90 percent of our purchase order commitments as part of our RCOI process.

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Continue to participate in the RMI and in 2019 contribute to the RMI Smelter Audit Fund with the goal of providing resources sufficient to support smelter participation in the audit program, resulting in additional validation of conformant sourcing practices.

•	Encourage suppliers and smelters to participate in the RMAP developed by the RMI.

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Engage with our direct suppliers to encourage them to impose requirements on their upstream suppliers to have programs to eliminate from their supply chain 3TG from conflict mines and become validated as conformant under the RMAP or a similar program.

Appendix A
The table below lists the 296 Responsible Minerals Initiative (RMI) Smelter Database recognized smelters identified in our CMRT responses for 2018. The information below includes smelter facility names and smelter facility locations and Responsible Minerals Assurance Process (RMAP) conformant status as reported by the RMI as of April 2019. However, we cannot confirm which of these smelters, if any, provided 3TG that may be contained in our products as we are unable to determine the upstream chain of custody of raw materials in our supply chain.

Metal	Standard Smelter Name	Smelter Facility Location	RMAP Conformant*
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	X
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	X
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	X
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	X
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	X
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	X
Gold	Argor-Heraeus S.A.	SWITZERLAND	X
Gold	Asahi Pretec Corp.	JAPAN	X
Gold	Asahi Refining Canada Ltd.	CANADA	X
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	X
Gold	Asaka Riken Co., Ltd.	JAPAN	X
Gold	AU Traders and Refiners	SOUTH AFRICA	X
Gold	Aurubis AG	GERMANY	X
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	X
Gold	Boliden AB	SWEDEN	X
Gold	C. Hafner GmbH + Co. KG	GERMANY	X
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	X
Gold	Cendres + Metaux S.A.	SWITZERLAND	X
Gold	Chimet S.p.A.	ITALY	X
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	X
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	DODUCO Contacts and Refining GmbH	GERMANY	X
Gold	Dowa	JAPAN	X
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	X
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	X
Gold	Eco-System Recycling Co., Ltd.	JAPAN	X
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	X
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	X
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	X
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	X

Metal	Standard Smelter Name	Smelter Facility Location	RMAP Conformant*
Gold	Heimerle + Meule GmbH	GERMANY	X
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	X
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	X
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	X
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	X
Gold	Istanbul Gold Refinery	TURKEY	X
Gold	Italpreziosi	ITALY	X
Gold	Japan Mint	JAPAN	X
Gold	Jiangxi Copper Co., Ltd.	CHINA	X
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	X
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	X
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN	X
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	X
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN	X
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	X
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	X
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA	X
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	X
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL	X
Gold	Materion	UNITED STATES OF AMERICA	X
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	X
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	X
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	X
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	X
Gold	Metalor Technologies S.A.	SWITZERLAND	X
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	X
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	X
Gold	Mitsubishi Materials Corporation	JAPAN	X
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	X
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	X
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	X
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	X
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN	X
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	X
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	X
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	X

Metal	Standard Smelter Name	Smelter Facility Location	RMAP Conformant*
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	X
Gold	PAMP S.A.	SWITZERLAND	X
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE	X
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	X
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	X
Gold	PX Precinox S.A.	SWITZERLAND	X
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	X
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.	NETHERLANDS	X
Gold	Royal Canadian Mint	CANADA	X
Gold	SAAMP	FRANCE	X
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY	X
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	X
Gold	SAXONIA Edelmetalle GmbH	GERMANY	X
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	X
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	X
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	X
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	X
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	X
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	X
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	X
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	X
Gold	T.C.A S.p.A	ITALY	X
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	X
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	X
Gold	Tokuriki Honten Co., Ltd.	JAPAN	X
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF	X
Gold	Umicore Brasil Ltda.	BRAZIL	X
Gold	Umicore Precious Metals Thailand	THAILAND	X
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	X
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	X
Gold	Valcambi S.A.	SWITZERLAND	X
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	X
Gold	WIELAND Edelmetalle GmbH	GERMANY	X
Gold	Yamakin Co., Ltd.	JAPAN	X

Metal	Standard Smelter Name	Smelter Facility Location	RMAP Conformant*
Gold	Yokohama Metal Co., Ltd.	JAPAN	X
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	X
Tantalum	Asaka Riken Co., Ltd.	JAPAN	X
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	X
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	X
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	X
Tantalum	F&X Electro-Materials Ltd.	CHINA	X
Tantalum	FIR Metals & Resource Ltd.	CHINA	X
Tantalum	Global Advanced Metals Aizu	JAPAN	X
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	X
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	X
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	X
Tantalum	H.C. Starck Co., Ltd.	THAILAND	X
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	X
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	X
Tantalum	H.C. Starck Ltd.	JAPAN	X
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	X
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	X
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	X
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	X
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	X
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	X
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	X
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	X
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	X
Tantalum	KEMET Blue Metals	MEXICO	X
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	X
Tantalum	LSM Brasil S.A.	BRAZIL	X
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	X
Tantalum	Mineracao Taboca S.A.	BRAZIL	X
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	X
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	X
Tantalum	NPM Silmet AS	ESTONIA	X
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	X
Tantalum	QuantumClean	UNITED STATES OF AMERICA	X
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	X
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	X
Tantalum	Taki Chemical Co., Ltd.	JAPAN	X
Tantalum	Telex Metals	UNITED STATES OF AMERICA	X
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	X
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	X
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	X
Tin	Alpha	UNITED STATES OF AMERICA	X
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	X
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	X

Metal	Standard Smelter Name	Smelter Facility Location	RMAP Conformant*
Tin	China Tin Group Co., Ltd.	CHINA	X
Tin	CV Ayi Jaya	INDONESIA	X
Tin	CV Dua Sekawan	INDONESIA	X
Tin	CV Gita Pesona	INDONESIA	X
Tin	CV United Smelting	INDONESIA	X
Tin	CV Venus Inti Perkasa	INDONESIA	X
Tin	Dowa	JAPAN	X
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	X
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND	X
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	X
Tin	Gejiu Jinye Mineral Company	CHINA	X
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	X
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	X
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	X
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	X
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	X
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	X
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	X
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	X
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	X
Tin	Melt Metais e Ligas S.A.	BRAZIL	X
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	X
Tin	Metallo Belgium N.V.	BELGIUM	X
Tin	Metallo Spain S.L.U.	SPAIN	X
Tin	Mineracao Taboca S.A.	BRAZIL	X
Tin	Minsur	PERU	X
Tin	Mitsubishi Materials Corporation	JAPAN	X
Tin	Modeltech Sdn Bhd	MALAYSIA	X
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	X
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	X
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	X
Tin	PT Aries Kencana Sejahtera	INDONESIA	X
Tin	PT Artha Cipta Langgeng	INDONESIA	X
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	X
Tin	PT Babel Inti Perkasa	INDONESIA	X
Tin	PT Babel Surya Alam Lestari	INDONESIA	X
Tin	PT Bangka Prima Tin	INDONESIA	X
Tin	PT Bangka Serumpun	INDONESIA	X
Tin	PT Bangka Tin Industry	INDONESIA	X
Tin	PT Belitung Industri Sejahtera	INDONESIA	X
Tin	PT Bukit Timah	INDONESIA	X

Metal	Standard Smelter Name	Smelter Facility Location	RMAP Conformant*
Tin	PT DS Jaya Abadi	INDONESIA	X
Tin	PT Inti Stania Prima	INDONESIA	X
Tin	PT Karimun Mining	INDONESIA	X
Tin	PT Kijang Jaya Mandiri	INDONESIA	X
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	X
Tin	PT Menara Cipta Mulia	INDONESIA	X
Tin	PT Mitra Stania Prima	INDONESIA	X
Tin	PT Panca Mega Persada	INDONESIA	X
Tin	PT Premium Tin Indonesia	INDONESIA	X
Tin	PT Prima Timah Utama	INDONESIA	X
Tin	PT Rajehan Ariq	INDONESIA	X
Tin	PT Refined Bangka Tin	INDONESIA	X
Tin	PT Sariwiguna Binasentosa	INDONESIA	X
Tin	PT Stanindo Inti Perkasa	INDONESIA	X
Tin	PT Sukses Inti Makmur	INDONESIA	X
Tin	PT Sumber Jaya Indah	INDONESIA	X
Tin	PT Timah Tbk Kundur	INDONESIA	X
Tin	PT Timah Tbk Mentok	INDONESIA	X
Tin	PT Tinindo Inter Nusa	INDONESIA	X
Tin	PT Tirus Putra Mandiri	INDONESIA	X
Tin	PT Tommy Utama	INDONESIA	X
Tin	Resind Industria e Comercio Ltda.	BRAZIL	X
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	X
Tin	Soft Metais Ltda.	BRAZIL	X
Tin	Super Ligas	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	X
Tin	Thaisarco	THAILAND	X
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	X
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	X
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	X
Tin	Yunnan Tin Company Limited	CHINA	X
Tungsten	A.L.M.T. Corp.	JAPAN	X
Tungsten	ACL Metais Eireli	BRAZIL	X
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	X
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	X
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	X
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	X
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	X
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	X
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	X
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	X
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	X
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	X
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	X
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	X
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	X

Metal	Standard Smelter Name	Smelter Facility Location	RMAP Conformant*
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	X
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	X
Tungsten	Japan New Metals Co., Ltd.	JAPAN	X
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	X
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	X
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	X
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	X
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	X
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	X
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	X
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	X
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	X
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	X
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	X
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	X
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	X
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	X
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	X
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	X
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	X
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	X
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	X
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	X
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	X

* Validated as conformant to the RMAP standards as of April 2019.